UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 31, 2011
CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 31, 2011, Calgon Carbon Japan KK (“CCJ”), a subsidiary of Calgon Carbon Corporation (the “Company”), entered into a certain Contract Amendment Document (the “Amendment”) amending a certain Specialized Overdraft Account Agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTM”) which provides for a working capital loan to CCJ (the “BTM Working Capital Loan”). Pursuant to the terms of the Amendment, the total available principal amount of the BTM Working Capital Loan has been expanded from ¥1,500,000,000 (approximately $18,000,000) to ¥2,000,000,000 (approximately $24,000,000) and the maturity was extended from March 31, 2011 to April 4, 2012. The Company is jointly and severally liable as the guarantor of CCJ’s obligations under the BTM Working Capital Loan and the Company permitted CCJ to grant a security interest and continuing lien in certain of its assets to secure its obligations pursuant to the BTM Working Capital Loan.
     The Revolving Credit Facility Agreement between CCJ and MCFA Inc. dated March 31, 2010 expired and all borrowings thereunder were repaid as of March 31, 2011.
     The certain term loan agreement dated March 31, 2010 among CCJ as the borrower, the Company as the guarantor and BTM remains outstanding according to its terms.
     The summary of the material terms and conditions of the Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the English translation of the full text of such document, the same being attached hereto as Exhibit 10.1 and incorporated herein by reference. The original documents are written in the Japanese language and the Japanese versions supersede the English translations.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On March 31, 2011, pursuant to the terms of the previously disclosed Redemption, Asset Transfer and Contribution Agreement (the “Redemption Agreement”) among Calgon Carbon Corporation (the “Company”), Calgon Carbon Japan KK f/k/a Calgon Mitsubishi Chemical Corporation (“CCJ”) and Mitsubishi Chemical Corporation (“MCC”), the Company increased its ownership of CCJ from 80% to 100%. The Redemption Agreement was filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and is incorporated herein by reference.
     The parties agreed to liquidate certain indemnity claims brought by the Company and CCJ against MCC under the terms of the Redemption Agreement to an aggregate amount of ¥228,189,854 (approximately $2,750,000) which is the amount that the Company and CCJ would have paid under the Redemption Agreement to purchase MCC’s remaining 20% interest. The parties agreed that the Company and CCJ may set-off this amount against the purchase price and thus the Company increased its ownership of CCJ to 100% without the payment of any additional cash.

     A copy of the Company’s press release with respect to this transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K to this Form 8-K:

Exhibit No.	Description

10.1	Contract Amendment Document dated March 31, 2011 by and among The Bank of Tokyo-Mitsubishi UJF, Ltd., Calgon Carbon Japan KK and Calgon Carbon Corporation

99.1	Press Release dated March 31, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)
Date: April 4, 2011	/s/ Richard D. Rose
(Signature)
Richard D. Rose Senior Vice President, General Counsel and Secretary